EXHIBIT 99

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

The undersigned, Paul A. Lockie, on behalf of the Catellus Development Corporation Profit Sharing & Savings Plan and Trust (the “Plan”), hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

(i) the Annual Report on Form 11-K for the fiscal year ended December 31, 2002 (the “Report”), as filed with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan for the periods indicated therein.

Dated: June 30, 2003

/s/ PAUL A. LOCKIE

Paul A. Lockie Member Catellus Development Corporation Profit Sharing & Savings Plan and Trust Administrative Committee

THIS CERTIFICATION IS FURNISHED SOLELY PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, AND IS NOT BEING FILED AS PART OF THE REPORT OR AS A SEPARATE DISCLOSURE DOCUMENT.

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO CATELLUS DEVELOPMENT CORPORATION AND WILL BE RETAINED BY CATELLUS DEVELOPMENT CORPORATION AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.